                                                                   EXHIBIT 12(a)

  CERTIFICATE PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED
            STATES CODE BY THE CHIEF EXECUTIVE OF SMITH & NEPHEW PLC

     I, Christopher J. O'Donnell, the Chief Executive of Smith & Nephew plc, certify that (i) the Form 20-F for the year ended December 31, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the foregoing report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Smith & Nephew plc.


Date:  April 25, 2003                         /s/ CHRISTOPHER J. O'DONNELL
                                            ------------------------------------
                                                        Christopher J. O'Donnell
                                                                 Chief Executive
                                                              Smith & Nephew plc